FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2014 RESULTS

- - Solid Earnings Growth Despite Currency Headwinds - -

COLUMBUS, Ohio, USA - July 24, 2014 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2014. Provided below are the highlights:

•	Sales in local currency increased by 4% in the quarter compared with the prior year. Reported sales increased 5% which included a 1% benefit from currency.

•
Net earnings per diluted share as reported (EPS) were $2.49, compared with $2.24 in the second quarter of 2013. Adjusted EPS was $2.57, an increase of 9% over the prior-year amount of $2.35. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Market conditions were good in the Americas and solid in Europe, and we are benefitting from our growth strategies. China's market conditions continued to stabilize, which contributed to improved growth in Asia / Rest of the World in the quarter. Despite currency headwinds, we generated solid EPS growth as we continue to benefit from our various margin and cost control initiatives.”

EPS in the quarter was $2.49, compared with the prior-year amount of $2.24. Adjusted EPS was $2.57, an increase of 9% over the prior-year amount of $2.35.

Sales were $608.8 million, a 4% increase in local currency sales, compared with $578.7 million in the prior-year quarter. Reported sales increased 5%, and included a 1% benefit from currency in the quarter. By region, local currency sales increased 3% in Europe, 5% in the Americas and 3% in Asia / Rest of World as compared to the prior year. Adjusted operating income amounted to $112.9 million, a 6% increase from the prior-year amount of $106.4 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $108.1 million, compared with $91.0 million in the prior-year quarter.

Six Month Results

EPS for the six months was $4.41, compared with the prior-year amount of $3.93. Adjusted EPS was $4.56, an increase of 9% over the prior-year amount of $4.19.

Sales for the first six months were $1.159 billion, a 4% increase in local currency sales, compared with $1.103 billion in the prior-year period. Reported sales increased 5%, and included a 1% benefit from currency. By region, local currency sales increased 6% in Europe, 4% in the Americas and 2% in Asia / Rest of World as compared to the prior year. Adjusted operating income amounted to $203.9 million, a 6% increase from the prior-year amount of $191.8 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $151.0 million, compared with $114.6 million in the prior-year period.

Outlook

The Company updated its outlook for 2014 and noted that uncertainty in demand in some markets makes forecasting challenging. Based on today’s assessment, management anticipates that local currency sales growth in 2014 will be approximately 4% and Adjusted EPS will be in the range of $11.45 to $11.60, an increase of 8% to 10%. This guidance remains the same as the Company's previously provided guidance.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in the third quarter of 2014 will be approximately 4%. This sales growth will result in Adjusted EPS in the range of $2.82 to $2.87, an increase of 8% to 10%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We remain cautiously optimistic that market conditions will remain favorable. We expect to benefit from relatively easier comparisons in China in the second half of the year, but will face more difficult comparisons in Europe. Globally, we are seeking growth opportunities by leveraging existing field resources and making selected additions to capitalize on penetration opportunities. We will also continue to benefit from our strong sales and marketing programs and excellent pipeline of new products. As always, we remain focused on execution and are convinced we can continue to gain market share.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday July 24) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2014		% of sales	June 30, 2013	% of sales

Net sales	$608,834	(a)	100.0	$578,680	100.0
Cost of sales	280,658		46.1	269,837	46.6
Gross profit	328,176		53.9	308,843	53.4

Research and development	32,125		5.3	29,003	5.0
Selling, general and administrative	183,103		30.1	173,434	30.0
Amortization	7,283		1.2	5,807	1.0
Interest expense	5,956		1.0	5,543	1.0
Restructuring charges	1,905		0.3	3,196	0.6
Other charges (income), net	406		0.0	987	0.1
Earnings before taxes	97,398		16.0	90,873	15.7

Provision for taxes	23,376		3.8	21,811	3.8
Net earnings	$74,022		12.2	$69,062	11.9

Basic earnings per common share:
Net earnings	$2.55			$2.29
Weighted average number of common shares	29,074,695			30,119,889

Diluted earnings per common share:
Net earnings	2.49			$2.24
Weighted average number of common and common equivalent shares	29,750,815			30,849,934

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2013.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	June 30, 2014		% of sales	June 30, 2013	% of sales

Earnings before taxes	$97,398			$90,873
Amortization	7,283			5,807
Interest expense	5,956			5,543
Restructuring charges	1,905			3,196
Other charges (income), net	406			987
Adjusted operating income	$112,948	(b)	18.6	$106,406	18.4

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2013.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2014		% of sales	June 30, 2013	% of sales

Net sales	$1,159,455	(a)	100.0	$1,103,033	100.0
Cost of sales	538,638		46.5	515,032	46.7
Gross profit	620,817		53.5	588,001	53.3

Research and development	61,622		5.3	56,703	5.1
Selling, general and administrative	355,294		30.6	339,459	30.8
Amortization	14,377		1.2	10,929	1.0
Interest expense	11,622		1.0	10,943	1.0
Restructuring charges	3,397		0.3	8,198	0.7
Other charges (income), net	723		0.1	1,760	0.2
Earnings before taxes	173,782		15.0	160,009	14.5

Provision for taxes	41,709		3.6	38,403	3.5
Net earnings	$132,073		11.4	$121,606	11.0

Basic earnings per common share:
Net earnings	$4.52			$4.03
Weighted average number of common shares	29,221,647			30,209,729

Diluted earnings per common share:
Net earnings	$4.41			$3.93
Weighted average number of common and common equivalent shares	29,918,456			30,975,957

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2013.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six Months Ended			Six Months Ended
	June 30, 2014		% of sales	June 30, 2013	% of sales

Earnings before taxes	$173,782			$160,009
Amortization	14,377			10,929
Interest expense	11,622			10,943
Restructuring charges	3,397			8,198
Other charges (income), net	723			1,760
Adjusted operating income	$203,901	(b)	17.6	$191,839	17.4

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2013.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$111,012	$111,874
Accounts receivable, net	427,495	466,703
Inventories	224,448	210,414
Other current assets and prepaid expenses	123,433	124,996
Total current assets	886,388	913,987

Property, plant and equipment, net	521,884	514,438
Goodwill and other intangible assets, net	572,016	570,260
Other non-current assets	163,132	154,134
Total assets	$2,143,420	$2,152,819

Short-term borrowings and maturities of long-term debt	$121,306	$17,067
Trade accounts payable	140,105	145,993
Accrued and other current liabilities	378,970	401,128
Total current liabilities	640,381	564,188

Long-term debt	345,364	395,960
Other non-current liabilities	249,961	257,619
Total liabilities	1,235,706	1,217,767

Shareholders’ equity	907,714	935,052
Total liabilities and shareholders’ equity	$2,143,420	$2,152,819

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Cash flow from operating activities:
Net earnings	$74,022	$69,062	$132,073	$121,606
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,454	8,566	16,874	17,447
Amortization	7,283	5,807	14,377	10,929
Deferred tax benefit	(2,747)	(2,333)	(3,442)	(5,687)
Excess tax benefits from share-based payment arrangements	(5,074)	(263)	(9,569)	(519)
Other	3,339	3,429	6,577	6,260
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	22,855	6,692	(5,913)	(35,404)
Net cash provided by operating activities	108,132	90,960	150,977	114,632

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	107	79	296	115
Purchase of property, plant and equipment	(20,404)	(17,763)	(37,120)	(36,781)
Acquisitions	(2,864)	(213)	(3,255)	(213)
Net cash used in investing activities	(23,161)	(17,897)	(40,079)	(36,879)

Cash flows from financing activities:
Proceeds from borrowings	164,139	69,153	310,018	211,112
Repayments of borrowings	(163,382)	(46,996)	(256,611)	(136,330)
Proceeds from exercise of stock options	5,582	5,480	9,032	12,549
Excess tax benefits from share-based payment arrangements	5,074	263	9,569	519
Repurchases of common stock	(101,480)	(72,544)	(183,978)	(144,844)
Other financing activities	154	(687)	(81)	(1,170)
Net cash used in financing activities	(89,913)	(45,331)	(112,051)	(58,164)

Effect of exchange rate changes on cash and cash equivalents	150	(724)	291	(1,074)

Net increase (decrease) in cash and cash equivalents	(4,792)	27,008	(862)	18,515

Cash and cash equivalents:
Beginning of period	115,804	93,209	111,874	101,702
End of period	$111,012	$120,217	$111,012	$120,217

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$108,132	$90,960	$150,977	$114,632
Excess tax benefits from share-based payment arrangements	5,074	263	9,569	519
Payments in respect of restructuring activities	2,817	4,661	5,958	9,307
Proceeds from sale of property, plant and equipment	107	79	296	115
Purchase of property, plant and equipment	(20,404)	(17,763)	(37,120)	(36,781)
Free cash flow	$95,726	$78,200	$129,680	$87,792

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2014			8%		5%	2%		5%
Six Months Ended June 30, 2014			10%		4%	1%		5%

Local Currency Sales Growth
Three Months Ended June 30, 2014			3%		5%	3%		4%
Six Months Ended June 30, 2014			6%		4%	2%		4%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Six months ended
June 30,						June 30,
2014			2013		% Growth	2014		2013		% Growth

EPS as reported, diluted	$2.49		$2.24		11%	$4.41		$3.93		12%

Restructuring charges, net of tax	0.05	(a)	0.08	(a)		0.09	(a)	0.20	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.06	(b)	0.06	(b)

Adjusted EPS, diluted	$2.57		$2.35		9%	$4.56		$4.19		9%

Notes:
(a)
Represents the EPS impact of restructuring charges of $1.9 million ($1.4 million after tax) and $3.2 million ($2.4 million after tax) for the three months ended June 30, 2014 and 2013, respectively and $3.4 million ($2.6 million after tax) and $8.2 million ($6.2 million after tax) for the six months ended June 30, 2014 and 2013, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.0 million and $0.9 million for the three months ended June 30, 2014 and 2013, respectively and 1.9 million and 1.8 million for the six months ended June 30, 2014 and 2013, respectively.